Exhibit 99.h.2.xii

Execution

Amendment No. 6

To

Transfer Agency And Related Services Agreement

This Amendment No. 6 To Transfer Agency And Related Services Agreement (“Amendment No. 6”), dated as of January 20, 2021 (“Effective Date”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and The UBS Funds (the “Trust”), on its own behalf and on behalf of each series of the Trust listed on Exhibit A to the Amended Agreement (as defined below).

Background

BNYM (under its former name, PFPC Inc.) and Trust (under its former name, The Brinson Funds) previously entered into the Transfer Agency And Related Services Agreement, made as of August 20, 2001, BNYM (under its former name, PNC Global Investment Servicing (U.S.) Inc.) and Trust entered into the Transfer Agency And Related Services Amendment, dated as of December 31, 2009, and BNYM and Trust entered into Amendment No. 2 To Transfer Agency And Related Services Agreement, dated as of May 30, 2018, Amendment No. 3 To Transfer Agency And Related Services Agreement dated as of November 7, 2019, Amendment No. 4 To Transfer Agency And Related Services Agreement dated as of June 4, 2020 and Amendment No. 5 To Transfer Agency And Related Services Agreement dated as of October 30, 2020 (collectively, the “Current Agreement”). The parties wish to amend the Current Agreement as set forth in this Amendment No. 6.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.                                             Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Exhibit A to the Current Agreement in its entirety and replacing it with Exhibit A attached to Amendment No. 6 between BNYM and Trust, dated January 20, 2021 (the “Amended Agreement”).

2.                                             Adoption of Amended Agreement by New Funds. Each Fund that has been added to Exhibit A by virtue of this Amendment No. 6 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 6, it becomes and is a party to the Current Agreement as amended by this Amendment No. 6 (“Amended Agreement”), and (ii) it is bound by all terms and conditions of the Amended Agreement. The term “Fund” has the same meaning in this Amendment No. 6 as it has in the Current Agreement.

3.                                             Remainder of Current Agreement. Except as specifically modified by this Amendment No. 6, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.                                             Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 6.

5.                                             Entire Agreement. This Amendment No. 6 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.                                             Signatures; Counterparts. The parties expressly agree that this Amendment No. 6 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment No. 6, by a manual signature on a copy of Amendment No. 6 transmitted by facsimile transmission, by a manual signature on a copy of Amendment No. 6 transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment No. 6 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 6 or of executed signature pages to counterparts of this Amendment No. 6, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 6 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 6.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 6 To Transfer Agency And Services Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 6 by Electronic Signature, affirms authorization to execute this Amendment No. 6 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 6 and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Keith Hallman

Name:	Keith Hallman

Title:	Vice President

The UBS Funds
On behalf of itself and its Portfolios, each in its individual and separate capacity

By:	/s/ Joanne Kilkeary

Name:	Joanne Kilkeary

Title:	Treasurer

By:	/s/ Keith A. Weller

Name:	Keith A. Weller

Title:	Vice President and Secretary

EXHIBIT A

(Dated: January 20, 2021)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency And Related Services Agreement dated as of August 20, 2001 between BNY Mellon Investment Servicing (US) Inc. and The UBS Funds.

Portfolios	Classes
UBS DYNAMIC ALPHA FUND	A
P

UBS GLOBAL ALLOCATION FUND	A
P

UBS INTERNATIONAL SUSTAINABLE EQUITY FUND	A
P

P2

UBS U.S. SUSTAINABLE EQUITY FUND (1)	A
P

UBS U.S. SMALL CAP GROWTH FUND	A
P

UBS MUNICIPAL BOND FUND	A
P

UBS TOTAL RETURN BOND FUND	A
P

UBS EMERGING MARKETS EQUITY OPPORTUNITY FUND	P2
P

UBS ENGAGE FOR IMPACT FUND	A*
P

P2**

UBS SUSTAINABLE DEVELOPMENT BANK BOND FUND	A*
P

P2

UBS US QUALITY GROWTH AT REASONABLE PRICE FUND	P

UBS US DIVIDEND RULER FUND	P

UBS ALL CHINA EQUITY FUND	A*
P***
P2*

(1)	Expected to liquidate March 1, 2021. Once liquidated the Fund will not appear on future Exhibit A.
*	Services have not yet commenced. Commencement date will be provided on future Exhibit A.
**	Services expected to commence March 1, 2021.
***	Services expected to commence February 22, 2021.